Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Conagra Brands, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-227740 and 333‑219411) on Form S-3 and registration statements (Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-52330, 333-17549, 33-63061, 33-37293, 333-00997, 333-162180, 333-162137, 333-162136, and 333-199109) on Form S-8 of Conagra Brands, Inc. (the Company) of our report dated July 24, 2020, with respect to the consolidated balance sheets of Conagra Brands, Inc. as of May 31, 2020 and May 26, 2019, the related consolidated statements of earnings, comprehensive income, common stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended May 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of May 31, 2020, which report appears in the annual report on Form 10‑K of Conagra Brands, Inc. for the fiscal year ended May 31, 2020.

/s/ KPMG LLP

Omaha, Nebraska

July 24, 2020